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                                                                       EXHIBIT 5



                                BAKER & MCKENZIE
                                805 Third Avenue
                            New York, New York 10022




February 28, 1997


Nabors Industries, Inc.
515 West Greens Road, Suite 1200
Houston, Texas  77067

   RE:  Securities and Exchange Commission -
        Registration Statement on Form S-3

Gentlemen:


As counsel to Nabors Industries, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering 4,120,398 shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), which may be distributed, sold or otherwise transferred from time to time by and for the account of the holders thereof (the "Selling Shareholders").


In this connection, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's Restated Certificate of Incorporation, as amended to date, its By-Laws, as amended to date, resolutions of its Board of Directors, and such other documents and corporate records relating to the Company and the issuance and sale of the Common Stock as we have deemed appropriate for purposes of rendering this opinion.

In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostat or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.


Based upon the foregoing examination, and the information thus supplied, it is our opinion that the shares of Common Stock to be offered by the Selling Shareholders have been validly issued and are fully paid and nonassessable.


We hereby expressly consent to the reference to our Firm in the Registration Statement under the Prospectus caption "Legal Matters," to the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate government agency.

Very truly yours,

/s/ Baker & McKenzie


HMB/GG